The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell the securities and are not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-272540
Subject to Completion, dated February 29, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated June 15, 2023)
$
Common Stock
Pre-funded Warrants to Purchase Shares of Common Stock
Warrants to Purchase Shares of Common Stock
We are offering $          of shares of our common stock and accompanying warrants to purchase shares of our common stock. Each share of our common stock is being sold together with an accompanying warrant to purchase one share of our common stock. The combined public offering price of each share of common stock offered together with one accompanying warrant is $     . Each accompanying warrant will have an exercise price of $      per share, will become exercisable commencing on the date of issuance and will expire on the fifth anniversary of the date of issuance.
We are also offering to certain purchasers the opportunity to purchase, if any such purchaser so chooses, pre-funded warrants in lieu of shares of our common stock. Each pre-funded warrant will be exercisable for one share of our common stock and will be accompanied by a warrant, with the same terms as the those of the warrants described above plus an additional provision enabling the holder of a warrant to purchase a prefunded warrant rather than a share of common stock at the warrant exercise price less the exercise price of the pre-funded warrant purchased. The combined public offering price of each pre-funded warrant together with one accompanying warrant will be equal to the price at which a share of our common stock is sold to the public in this offering, minus $     , and the exercise price of each pre-funded warrant will be $      per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. The shares of common stock and pre-funded warrants, and the accompanying common warrants, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.
Our common stock is listed on the Nasdaq Capital Market under the symbol “DTIL.” On February 28, 2024, the last reported sale price of our common stock on the Nasdaq Capital Market was $18.56 per share. We do not intend to list the warrants or the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. The warrants will be issued in book-entry form pursuant to a warrant agreement that we will enter into with the investors or Equiniti Trust Company, LLC, as warrant agent. The Company will initially serve as the warrant agent under the pre-funded warrants.
We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company requirements.
Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the header “Risk Factors” contained in this prospectus beginning on page S-7 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share and Accompanying Warrant(1)	Per Pre-funded Warrant and Accompanying Warrant(2)	Total
Combined Public offering price	$	$	$
Underwriting discount(2)	$	$	$
Proceeds, before expenses, to us(3)	$	$	$

(1)
The public offering price is $      per share of common stock and accompanying warrants.

(2)
The public offering price is $      per pre-funded warrant and accompanying warrants.

(3)
See the section titled “Underwriting” beginning on page S-29 for a description of the compensation payable to the underwriter.

(4)
The amount of the offering proceeds to us, before expenses, presented in this table does not give effect to any exercise of the warrants or the pre-funded warrants being sold in this offering.

The underwriter may also exercise its option to purchase up to an additional          of shares of common stock and/or warrants to purchase shares of our common stock from us, at the combined public offering price, less the underwriting discount, for 30 days after the date of this prospectus supplement.
The underwriter expects to deliver the shares and warrants on or about            , 2024.
Guggenheim Securities
Prospectus supplement dated            , 2024

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document contains two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering and also supplements and updates information contained in or incorporated by reference in the accompanying base prospectus. The second part is the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus supplement,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.
Before buying any of the shares of common stock, warrants or pre-funded warrants that we are offering, we urge you to carefully read this prospectus supplement, the accompanying base prospectus and all of the information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain important information that you should consider when making your investment decision.
Neither we nor the underwriter has authorized anyone to provide any information or make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriter is making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
We are offering to sell, and seeking offers to buy, shares of common stock, warrants and pre-funded warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock, warrants and pre-funded warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock, warrants and pre-funded warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
When we refer to “Precision,” “we,” “our,” and “us” in this prospectus supplement, we mean Precision BioSciences, Inc. and its consolidated subsidiaries, or any one or more of them as the context may require, unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.
We have proprietary rights to trademarks, trade names and service marks appearing in this prospectus that are important to our business. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides a general overview of selected information and does not contain all of the information you should consider before buying our common stock. Therefore, you should read this entire prospectus supplement, the accompanying base prospectus and any free writing prospectus that we have authorized for use in connection with this offering carefully, including the information incorporated by reference, before deciding to invest in our common stock. Investors should carefully consider the information set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement, and the risk factors, financial statements and related notes incorporated by reference in this prospectus supplement.
Overview
We are an advanced gene editing company dedicated to improving life by developing in vivo therapies for genetic and infectious diseases with the application of our wholly owned proprietary ARCUS genome editing platform. The foundation of ARCUS is a natural homing endonuclease which allows us to replicate precise gene editing as it evolved in nature for sophisticated gene edits, including gene insertion, excision, and elimination. ARCUS is also unique in its relatively small size which potentially allows delivery to a wider range of cells and tissues using viral and non-viral gene delivery methods.
Following the August 2023 completion of a strategic transaction with Imugene Limited and its wholly owned subsidiary Imugene (USA) Inc. for our lead allogeneic chimeric antigen receptor (“CAR”) T candidate for cancer, azercabtagene zapreleucel (“azer-cel”), we are now solely focused on leveraging our proprietary ARCUS genome editing platform to advance in vivo gene editing programs that go beyond gene knockouts in the liver and carry out more sophisticated edits such as gene insertions, gene excision, and gene elimination, unlocking a broader potential for ARCUS in vivo gene editing in human therapeutics.
Our gene editing program PBGENE-HBV, for the potential treatment of chronic hepatitis B virus (“HBV”), remains a top priority, and we expect to submit a clinical trial application (“CTA”) or investigational new drug (“IND”) application in 2024. HBV causes inflammation and damage to the liver, leading to chronic infection and increased risk of death from liver cancer or cirrhosis. There is no cure for chronic HBV and current treatments rarely result in functional cure, primarily due to persistence of viral DNA in the liver. In patients with chronic HBV, genetic material of the virus is converted within infected liver cells into covalently closed circular DNA that acts as a template to make HBV copies. HBV also inserts its DNA into the human genome of infected liver cells. This integrated HBV DNA produces the viral protein, HBV surface antigen (“HBsAg”), which is secreted in the blood. Presence of HBsAg is associated with poorer outcomes and elimination of HBsAg is necessary for functional cure of chronic HBV.
We also intend to pursue development of PBGENE-PMM as a potential first-in-class opportunity for treatment of m.3243 associated primary mitochondrial myopathy (“PMM”). Mitochondrial diseases are the most common hereditary metabolic disorder, affecting 1 in 4,300 people. PMM currently lacks a curative treatment and impacts approximately 50% of patients with mitochondrial disease. The high specificity and single component nature of our mitochondria-targeted ARCUS nucleases are designed to enable specific editing of mutant mitochondrial DNA while allowing normal (wild-type) mitochondrial DNA to repopulate in the mitochondria and restore normal function. We expect to submit a CTA and/or IND application in 2025 with respect to PBGENE-PMM.
Recent Developments
License Agreement with TG Therapeutics
On January 7, 2024 we entered into a License Agreement (the “License Agreement”) with TG Cell Therapy, Inc. (“TG Subsidiary”) and its parent company TG Therapeutics, Inc. (“TG Parent” and, together with TG Subsidiary, “TG Therapeutics”), pursuant to which we granted TG Subsidiary certain exclusive and non-exclusive license rights to develop, manufacture, and commercialize non-oncological applications of our allogeneic CAR T therapy azer-cel pursuant to the terms of the License Agreement. Under the License Agreement, we are entitled to receive certain cash payments in the event TG Therapeutics achieves certain clinical milestones. Up to $10.0 million of these cash payments potentially payable to us are payable in exchange for the issuance (the “TG Share Issuances”) to TG Subsidiary by us of shares of our common stock. In February 2024, we received an initial upfront payment totaling $7.5 million, consisting of cash and the purchase of 97,360 shares of our common stock by TG Therapeutics at a price of $23.10 per share, a 100% premium to the 30-day volume-weighted average price prior to purchase. We will also receive an additional $2.5 million within 11 months of this initial payment, as an equity investment by TG Therapeutics in our common stock at a 100% premium to the then 30-day volume-weighted-average-price prior to such purchase.
License Agreement with Caribou Biosciences
On February 20, 2024 we announced that we had granted Caribou Biosciences, Inc. (“Caribou”) a non-exclusive, worldwide license, with the right to sublicense, one of our foundational cell therapy patent families for use with CRISPR in the field of human therapeutics. The licensed patents and applications relate to our approach for targeted insertion of a sequence encoding an exogenous antigen binding receptor into the T cell receptor alpha constant gene locus of human T cells via a single gene edit. This approach is proprietary to us and results in T cells suitable for allogeneic use. The licensed family, which includes more than 20 granted U.S. and international patents, expires in October 2036. Under the terms of the license, we will receive an upfront payment and, upon commercialization by Caribou, royalties on net sales of licensed products. In addition, for each occurrence of certain strategic transactions involving Caribou, we are eligible to receive a specific tiered milestone payment.
Preliminary Financial Information
Although we have not finalized our full financial results for the year ended December 31, 2023, we expect to report that we had approximately $116 million in cash and cash equivalents as of December 31, 2023. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of our financial condition as of December 31, 2023, and our results of operations for the year ended December 31, 2023.
Deloitte & Touche LLP, our independent registered public accounting firm, has not completed its audit of this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of the year ended December 31, 2023, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information regarding our operating data not provided. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles.
PBGENE-HBV Update
On February 14, 2024, we announced that we had received pre-IND regulatory feedback from the U.S. Food and Drug Administration (FDA), the National Agency for the Safety of Medicines and Health Products in France and the Gene Technology Advisory Committee of the Health Research Council of New Zealand. We believe that receipt of this regulatory feedback provides clarity on our IND/CTA-enabling preclinical plans and clinical strategy for PBGENE-HBV prior to advancement into Phase 1 clinical studies.
Arcus Platform Updates
In August 2021, we entered into a development and license agreement with iECURE, Inc. (“iECURE”) under which iECURE was to license the Company’s PCSK9-directed ARCUS nuclease to insert genes into the PCSK9 locus to develop treatments for four pre-specified rare genetic diseases, including Ornithine Transcarbamylase (“OTC”) deficiency. On December 13, 2023, we issued a press release announcing that iECURE has received approval from the Australian Therapeutic Goods Administration for the initiation of a first-in-human Phase 1/2 trial evaluating ECUR-506, incorporating an ARCUS nuclease from our ARCUS platform for the treatment of OTC deficiency in pediatric (or neonatal) patients, representing the first ARCUS in vivo gene editing program to progress into the clinic.

Reverse Stock Split
On February 13, 2024, we effected a 1-for-30 reverse stock split of our common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective at 5:00 p.m., Eastern Time, on February 13, 2024.
As a result of the Reverse Stock Split, every 30 shares our common stock issued or outstanding were automatically reclassified into one new share of common stock, subject to the treatment of fractional shares as described below, without any action on the part of the holders. Proportionate adjustments were made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards, as applicable, as well as to the number of shares issuable under our equity incentive plans and certain existing agreements. The common stock issued pursuant to the Reverse Stock Split remain fully paid and non-assessable. The Reverse Stock Split did not affect the number of authorized shares of common stock or the par value of the common stock.
No fractional shares were issued in connection with the Reverse Stock Split. Stockholders who were otherwise be entitled to receive fractional shares as a result of the Reverse Stock Split were entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder was otherwise be entitled multiplied by the closing sales price per share of the common stock (as adjusted to give effect to the Reverse Stock Split) on The Nasdaq Capital Market on February 13, 2024, the last trading day immediately preceding the effective time of the Reverse Stock Spilt. Trading of our common stock on The Nasdaq Capital Market commenced on a split-adjusted basis on February 14, 2024, under the existing trading symbol “DTIL.”
Corporate Information
We were incorporated in Delaware in January 2006. Our principal executive offices are located at 302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701, and our telephone number is (919) 314-5512. Our website address is www.precisionbiosciences.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase our common stock, warrants or pre-funded warrants.

THE OFFERING
Common stock offered by us
$         of shares.
Warrants offered by us
Each share of our common stock and pre-funded warrant is being sold together with a warrant to purchase one share of our common stock. Each warrant will have an exercise price of $      per share, will be exercisable commencing on the date of issuance and will expire on the fifth anniversary of the date of issuance. This prospectus supplement also relates to the offering of the shares of common stock issuable upon exercise of the warrants.
Pre-funded warrants offered by us:
Pre-funded warrants to purchase up to an aggregate of       shares of common stock. Each pre-funded warrant will have an exercise price of $      per share, will be exercisable commencing on the date of issuance and will expire on the fifth anniversary of the date of issuance. This prospectus supplement and the accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.
Public offering price per share of common stock and accompanying warrant
$
Public offering price per pre-funded warrant and accompanying warrant
$
Common stock to be outstanding after this offering
         shares (assuming no exercise of the warrants or pre-funded warrrant offered hereby), or          shares assuming exercise in full by the underwriters their option to purchase additional shares of common stock and/or warrants and/or prefunded warrants to purchase our common stock and no exercise of the warrants or pre-funded warrrant offered hereby.
Option to purchase additional shares and/or warrants and/or prefunded warrants
We have granted the underwriters a 30-day option to purchase up to          of additional shares of our common stock and/or warrants and/or prefunded warrants at the public offering price less the underwriting discounts and commissions.
Use of Proceeds
We intend to use the net proceeds of this offering to fund ongoing and planned research and development, and for working capital and other general corporate purposes. See the section entitled “Use of Proceeds” on page S-13 of this prospectus supplement.
Risk Factors
See “Risk Factors” beginning on page S-7 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.
Nasdaq Capital Market
Symbol
“DTIL”
Market for the warrants and pre-funded warrants
We do not intend to list the warrants or the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. There is currently no established trading market for the warrants or the pre-funded warrants. The warrants and pre-funded warrants will be issued in book-entry form pursuant to a warrant agreement that we will enter into with the investors or Equiniti Trust Company, LLC, as warrant agent.
The number of our shares of our common stock to be outstanding after this offering is based on 3,856,000 shares of our common stock outstanding as of September 30, 2023* and excludes the shares of common stock issuable upon exercise of the warrants or pre-funded warrants to purchase shares of our common stock being offered by us in this offering, and further excludes:
•
49,860 shares of common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $263.42 per share under our 2006 Stock Incentive Plan (“2006 Plan”), and our 2015 Stock Incentive Plan (“2015 Plan”), in each case as of September 30, 2023;

•
235,574 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $187.50 per share, and 234,684 shares of our common stock issuable upon vesting of restricted stock units (“RSUs”) outstanding at a weighted grant date fair value price of $50.63 per share under our 2019 Incentive Award Plan (“2019 Plan”), as of September 30, 2023;

•
99,326 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $115.99 per share under our 2021 Employment Inducement Incentive Award Plan (“Inducement Award Plan”), as of September 30, 2023;

•
76,324 shares of our common stock reserved for future issuance under our 2019 Employee Stock Purchase Plan, referred to as our 2019 ESPP, as of September 30, 2023;

•
83,012 shares of our common stock reserved for future issuance under our 2019 Plan, as of September 30, 2023;

•
193,215 shares of our common stock reserved for future issuance under our Inducement Award Plan, as of September 30, 2023; and

•
97,360 shares of our common stock issued pursuant to the TG License Agreement Share Issuances in February 2024.

Unless otherwise indicated, all information in this prospectus supplement (i) assumes no exercise of the outstanding options or settlement of the outstanding RSUs referred to above after September 30, 2023 and (ii) assumes no exercise by the underwriter of its option to purchase up to          additional shares of our common stock and/or warrants and/or pre-funded warrants to purchase our common stock.

*
The number of shares outstanding as of September 30, 2023 presented herein (as well as the number of shares appearing in the seven bullet points above which are excluded from the outstanding share total as of September 30, 2023) reflect a retroactive adjustment for our 1-for-30 reverse stock split effected on February 13, 2024.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus supplement and the accompanying base prospectus involves risks. You should carefully consider the risk factors described below and in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 incorporated by reference in this prospectus supplement, any amendment or update thereto reflected in subsequent filings with the SEC, including in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.
Risks Relating to this Offering
You will experience immediate and substantial dilution in the net tangible book value of shares you purchase. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to you.
Given that the offering price of our securities in this offering is substantially greater than the net tangible book value per share of our common stock prior to this offering, you will experience immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options are exercised, there will be further dilution to new investors. In addition, to the extent we need to raise additional capital in the future and we issue additional shares of common stock or securities convertible or exchangeable for our common stock, our then existing stockholders may experience dilution and the new securities may have rights senior to those of our common stock offered in this offering. Future exercise of the warrants and pre-funded warrants to purchases shares of our common stuck being sold in this offering may also result in further dilution of your investment.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways to fund ongoing and planned research and development, and for working capital and other general corporate purposes. The failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline.
Future sales or issuances of our common stock in the public markets, or the perception of such sales, could depress the trading price of our common stock.
The sale of a substantial number of shares of our common stock or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of common stock or other equity-related securities would have on the market price of our common stock.

There is no public market for the warrants and pre-funded warrants being offered in this offering.
There is no established public trading market for the warrants and pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list these warrants or pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of these warrants and pre-funded warrants will be limited.
If we do not maintain a current and effective registration statement or resale registration statement registering the shares of common stock issuable upon exercise of the warrants and pre-funded warrants, public holders will be able to exercise such warrants and pre-funded warrants on a “cashless basis.”
If a registration statement registering the shares of common stock issuable upon exercise of the warrants and pre-funded warrants under the Securities Act is not effective or available at the time that holders wish to exercise such warrants and pre-funded warrants, holders will be able to exercise the warrants and pre-funded warrants on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the warrants and pre-funded warrants will be fewer than it would have been had such holders exercised their warrants and pre-funded warrants for cash.
The warrants and pre-funded warrants being offered may not have value.
The warrants and pre-funded warrants being offered by us in this offering have an exercise price of $         per share of common stock, subject to certain adjustments, and expire five years from the date of issuance, after which date any unexercised warrants and pre-funded warrants will expire and have no further value. In the event that the market price of our common stock does not exceed the exercise price of the warrants and pre-funded warrants during the period when they are exercisable, the warrants and pre-funded warrants may not have any value.
We may not receive any additional funds upon the exercise of the warrants and pre-funded warrants being offered.
In certain limited circumstances, each warrant and pre-funded warrant may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the warrant and pre-funded warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the warrants and pre-funded warrants or if the warrants altogether are not exercised at all.
Holders of warrants and pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their warrants and pre-funded warrants and acquire our common stock.
Until holders of the warrants and pre-funded warrants acquire shares of our common stock upon exercise of such warrants and pre-funded warrants, the holders will have no rights with respect to the shares of our common stock underlying such warrants and pre-funded warrants, such as voting rights or the rights to receive dividends. Upon exercise of the warrants and pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise.
Significant holders or beneficial holders of our common stock may not be permitted to exercise warrants and pre-funded warrants that they hold.
Holders of the warrants and pre-funded warrants will not be entitled to exercise any portion of any warrant which, upon giving effect to such exercise, would cause the aggregate number of shares of our common stock beneficially owned by the holder (together with its affiliates) to exceed a specified percentage of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants and pre-funded warrants. As a result, you may not be able to exercise your warrants and pre-funded warrants for shares of our common stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your warrants and pre-funded warrants to realize value, but you may be unable to do so in the absence of an established trading market for the warrants. See “Description of Securities We Are Offering — Exercisability.”
Warrant and pre-funded warrant holders may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the warrants and pre-funded warrants even though warrant holders do not receive a corresponding cash distribution.
The terms of each warrant and pre-funded warrant provide for an adjustment to the number of shares of our common stock for which the warrant and pre-funded warrant may be exercised or to the exercise price of the warrant and pre-funded warrant in certain events. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, holders of warrants and pre-funded warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants and pre-funded warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of our common stock, or as a result of the issuance of a stock dividend to holders of our common stock, in each case which is taxable to such holders as a distribution. In addition, the failure to provide for an adjustment (or to adequately adjust) to prevent dilution may also result in a constructive distribution. See “Material U.S. Federal Income Tax Consequences.” If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) of a warrant or pre-funded warrant, any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be withheld from or set off against subsequent deliveries of stock on the exercise of the warrants by such Non-U.S. Holder or any proceeds of any subsequent sale, exchange or other disposition of such warrant by such Non-U.S. Holder or other funds or assets of such Non-U.S. Holder. See “Material U.S. Federal Income Tax Consequences.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. All statements other than statements of present and historical facts contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, including without limitation, statements regarding our future results of operations and financial position, business strategy and approach, including related results, prospective products, use and development of in vivo gene editing products incorporating our custom ARCUS nucleases for the purpose of seeking to research and develop potential treatments for certain diseases, planned preclinical studies and clinical trials, or discontinuance thereof, the status and results of our preclinical studies, expected release of interim data, expectations regarding the use and effects of ARCUS, including in connection with in vivo genome editing, collaborations and potential new partnerships or alternative opportunities for our product candidates, potential new application filings and regulatory approvals, research and development costs, timing, expected results and likelihood of success, plans and objectives of management for future operations, as well as the impact of the COVID-19 pandemic and variants thereof may be forward-looking statements. Without limiting the foregoing, in some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “exploring,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. No forward-looking statement is a guarantee of future results, performance, or achievements, and one should avoid placing undue reliance on such statements.
Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to us. Such beliefs and assumptions may or may not prove to be correct. Additionally, such forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the heading “Risk Factors” in this prospectus supplement and the accompanying base prospectus and under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC). These risks and uncertainties include, but are not limited to:
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risks related to this offering;

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our ability to become profitable;

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our ability to procure sufficient funding to advance our programs;

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risks associated with raising additional capital and requirements under our current debt instruments and effects of restrictions thereunder;

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our operating expenses and our ability to predict what those expenses will be;

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our limited operating history;

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the success of our programs and product candidates in which we expend our resources;

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our limited ability or inability to assess the safety and efficacy of our product candidates;

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the risk that other genome-editing technologies may provide significant advantages over our ARCUS technology;

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our dependence on our ARCUS technology;

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the initiation, cost, timing, progress, achievement of milestones and results of research and development activities and preclinical and clinical studies;

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public perception about genome editing technology and its applications;

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competition in the genome editing, biopharmaceutical, and biotechnology fields;

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our or our collaborators’ ability to identify, develop and commercialize product candidates;

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potential product liability lawsuits and penalties against us or our collaborators related to our technology and our product candidates;

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the U.S. and foreign regulatory landscape applicable to our and our collaborators’ development of product candidates;

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our or our collaborators’ or other licensees’ ability to advance product candidates into, and successfully design, implement and complete, clinical or field trials;

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potential manufacturing problems associated with the development or commercialization of any of our product candidates;

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delays or difficulties in our or our collaborators’ ability to enroll patients;

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changes in interim “top-line” and initial data that we announce or publish;

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if our product candidates do not work as intended or cause undesirable side effects;

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risks associated with applicable healthcare, data protection, privacy and security regulations and our compliance therewith;

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our ability to obtain orphan drug designation or fast track designation for our product candidates or to realize the expected benefits of these designations;

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our or our collaborators’ ability to obtain and maintain regulatory approval of our product candidates, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

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the rate and degree of market acceptance of any of our product candidates;

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our ability to effectively manage the growth of our operations;

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our ability to attract, retain, and motivate executives and personnel;

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effects of system failures and security breaches;

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insurance expenses and exposure to uninsured liabilities;

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effects of tax rules;

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effects of any pandemic, epidemic, or outbreak of an infectious disease;

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the success of our existing collaboration and other license agreements and our ability to enter into new collaboration arrangements;

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our current and future relationships with and reliance on third parties including suppliers and manufacturers;

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our ability to obtain and maintain intellectual property protection for our technology and any of our product candidates;

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potential litigation relating to infringement or misappropriation of intellectual property rights;

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our ability to effectively manage the growth of our operations;

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effects of natural and manmade disasters, public health emergencies and other natural catastrophic events;

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effects of sustained inflation, supply chain disruptions and major central bank policy actions;

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market and economic conditions;

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risks related to ownership of our common stock, including fluctuations in our stock price; and

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our ability to meet the requirements of and maintain listing of our common stock on The Nasdaq Capital Market or other public stock exchanges.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. All forward-looking statements contained herein speak only as of the date of this prospectus supplement. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

USE OF PROCEEDS
We estimate that the net proceeds to us from this offering will be approximately $         million, or approximately $         million if the underwriter’s option to purchase additional shares and/or warrants and/or pre-funded warrants to purchase our common stock from us is exercised in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and excluding any proceeds we may receive upon exercise of the warrants and pre-funded warrants being sold in this offering. We cannot predict when or if these warrants and pre-funded warrants will be exercised. It is possible that these warrants and pre-funded warrants may expire and may never be exercised.
We intend to use the net proceeds of this offering to fund ongoing and planned research and development, and for working capital and other general corporate purposes.
The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds.
Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
Based on the planned use of proceeds described above, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, expected operational receipts, availability of our at-the-market (ATM) facility, operational efficiencies gained from divestment of the CAR T business and available credit, will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into the second half of 2026. This estimate excludes any expected operational receipts and contingent consideration from our licensing agreements. We have based this estimate on assumptions that may prove to be incorrect and we could use our available capital resources sooner than we currently expect. We may satisfy our future cash needs through the sale of equity securities, debt financings, working capital lines of credit, corporate collaborations or license agreements, grant funding, interest income earned on invested cash balances or a combination of one or more of these sources. There are no assurances that we will be successful in making sales under our ATM facility. As a result, our cash runway may be shorter than we currently anticipate.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

DILUTION
If you invest in our common stock and warrants in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering, assuming no value is attributed to the pre-funded warrants, and such pre-funded warrants are accounted for and classified as equity. Our net tangible book value of our common stock as of September 30, 2023 was approximately $28.1 million, or approximately $7.29 per share of common stock based upon 3,856,000 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2023.
Our pro forma net tangible book value of our common stock as of September 30, 2023 was approximately $30.4 million, or approximately $7.69 per share of common stock. Pro forma net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2023, after giving effect to the issuance of 97,360 shares of our common stock to TG Therapeutics for an aggregate purchase price of approximately $2.25 million subsequent to September 30, 2023.
After giving effect to the sale of          shares of our common stock and warrants to purchase shares of our common stock in this offering at the public offering price of $         per share and warrant, and the pre-funded warrants to purchase        shares of our common stock in this offering at a public offering price of $         per pre-funded warrant and accompany warrant, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023 would have been $        , or $         per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $         per share to our existing stockholders and an immediate dilution in net tangible book value of $         per share to new investors in this offering.
The following table illustrates this calculation on a per share basis.
Public offering price per share		$
Net tangible book value per share as of September 30, 2023	$7.29
Pro forma increase in net tangible book value per share attributable to the issuance of 97,360 shares of our common stock to TG Therapeutics	0.40
Pro forma net tangible book value per share as of September 30, 2023	7.69
Increase in pro forma net tangible book value per share after giving effect to the offering
Pro forma as adjusted net tangible book value per share as of September 30, 2023
Dilution per share to new investors participating in the offering		$
If the underwriter’s option to purchase additional shares of our common stock and/or warrants and/or pre-funded warrants to purchase additional shares is exercised in full, our as adjusted net tangible book value per share after this offering would be $     , the increase in net tangible book value per share attributable to new investors in this offering would be $      and the dilution per share to new investors would be $     .
The above discussion and tables are based on 3,856,000 shares of our common stock outstanding as of September 30, 2023, as adjusted to:
•
Give retroactive effect to our 1-for-30 reverse stock split effected on February 13, 2024; and

•
Include 97,360 shares of common stock that we issued in January 2024 to TG Therapeutics pursuant to the License Agreement. See the section titled “Prospectus Summary — Recent Developments — License Agreement with TG Therapeutics” for more information.

The figures in the Dilution table above exclude the shares of common stock issuable upon exercise of the warrants and pre-funded warrants to purchase shares of our common stock being offered by us in this offering, and further exclude, as of September 30, 2023 and in each case giving retroactive effect to our 1-for-30 reverse stock split effected on February 13, 2024:
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49,860 shares of common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $263.42 per share under our 2006 Plan, and our 2015 Plan, in each case as of September 30, 2023;

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235,574 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $187.50 per share, and 234,684 shares of our common stock issuable upon vesting of RSUs outstanding at a weighted grant date fair value price of $50.63 per share under our 2019 Plan, as of September 30, 2023;

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99,326 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $115.99 per share under our Inducement Award Plan, as of September 30, 2023;

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76,324 shares of our common stock reserved for future issuance under our 2019 ESPP, as of September 30, 2023;

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83,012 shares of our common stock reserved for future issuance under our 2019 Plan, as of September 30, 2023;

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193,215 shares of our common stock reserved for future issuance under our Inducement Award Plan, as of September 30, 2023; and

•
additional shares of our common stock that may be issued pursuant to the TG Share Issuances.

Unless otherwise stated, all information contained in this prospectus supplement (i) assumes no exercise of the outstanding options or settlement of the outstanding RSUs referred to above after September 30, 2023 and (ii) assumes no exercise by the underwriter of its option to purchase up to          additional shares of our common stock.
To the extent that outstanding stock options are exercised, outstanding RSUs are vested, new stock options or RSUs are issued or we issue additional shares of common stock in the future, there will be further dilution to new investors. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (each, as defined below, and together, “Holders”) of the purchase, ownership, and disposition of our common stock issued pursuant to this offering and accompanying warrants and pre-funded warrants, which we refer to collectively as our securities in this section, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our securities.
This discussion is limited to Holders that hold our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding our securities as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers, or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons deemed to sell our securities under the constructive sale provisions of the Code;

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persons who hold or receive our securities pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans; and

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If a partnership or an entity treated as a partnership for U.S. federal income tax purposes holds our securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR SECURITIES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of U.S. Holder and Non-U.S. Holder
For purposes of this discussion, a “U.S. Holder” is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our securities that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.
Allocation of Purchase Price
As set forth on the cover page of this prospectus supplement, each Holder will purchase units consisting of (i) either a share of common stock or a pre-funded warrant and (ii) an accompanying warrant in this offering. For U.S. federal income tax purposes, each pre-funded warrant may be treated as exercised as of the date of issuance, and the following discussion assumes that such treatment would apply. For the remainder of this discussion, each reference to “common stock” will also include any pre-funded warrant.
Each share of common stock and accompanying warrant or each pre-funded warrant to purchase our common stock and accompanying warrant is expected to be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant or pre-funded warrant to purchase one share of our common stock. For U.S. federal income tax purposes, each holder must allocate the purchase price paid by such holder for a share of our common stock and accompanying warrant or pre-funded warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make its own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult with its tax advisor regarding the determination of value for these purposes. The price allocated to each share of our common stock and each warrant or pre-funded warrant should be the stockholder’s initial tax basis in such share or warrant or pre-funded warrant, as the case may be.
A holder’s purchase price allocation is not binding on the IRS or the courts. Each prospective investor is urged to consult with its tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of an investment in our securities.
U.S. Holders
Distribution with Respect to Our Common Stock
We do not anticipate declaring or paying cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital to the extent of a

U.S. Holder’s adjusted tax basis in our common stock that will be applied against and reduce (but not below zero) such tax basis. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “U.S. Holders — Sale or Other Taxable Disposition of Our Securities” below.
Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to U.S. federal income tax at preferential long-term capital gains rates. U.S. Holders should consult with their tax advisors regarding the availability of the dividends received deduction or the lower preferential rate for qualified dividend income, as the case may be, for any dividends paid with respect to our common stock.
In the event we make distributions of cash or property on our common stock and Holders of the warrants and pre-funded warrants receive corresponding distributions, while not clear, a U.S. Holder of the warrants and pre-funded warrants may be subject to the same tax consequences in respect of such distributions as described in the preceding two paragraphs.
Sale or Other Taxable Disposition of Our Securities
Subject to the discussions below regarding the exercise of warrants and pre-funded warrants, a U.S. Holder will recognize gain or loss on the sale (including in an open market transaction), taxable exchange or other taxable disposition of our common stock or warrants or pre-funded warrant. Any such gain or loss will be capital gain or loss, and will generally be long-term capital gain or loss if the U.S. Holder’s holding period for our common stock or warrants or pre-funded warrant so disposed of (as applicable) exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will generally be eligible to be taxed at reduced rates.
The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its common stock or warrants or pre-funded warrant so disposed of. A U.S. Holder’s adjusted tax basis in its common stock or warrants or pre-funded warrant will generally equal the U.S. Holder’s acquisition cost (that is, as discussed above, the portion of the purchase price allocated to a share of our common stock or one warrant or pre-funded warrant or, as discussed below, the U.S. Holder’s initial basis for our common stock received upon exercise of a warrant or pre-funded warrant) less, any prior distributions treated as a return of capital, and in the case of warrants and pre-funded warrants, increased by any constructive distributions treated as dividends. The deductibility of capital losses is subject to limitations.
In the event of a fundamental transaction, the holders of the warrants and pre-funded warrants will receive from us or any successor entity cash or other consideration measured at the Black Scholes Value of the unexercised portion of the warrants and pre-funded warrants. The tax treatment of the receipt of such consideration would depend on the relevant facts at the time of the receipt.
Exercise of Our Warrant
Except as discussed below with respect to a cashless exercise of a warrant or pre-funded warrant, a U.S. Holder will not recognize gain or loss upon the exercise of a warrant or pre-funded warrant. The U.S. Holder’s tax basis in the share of our common stock received upon exercise of the warrant or pre-funded warrant will be an amount equal to the sum of the U.S. Holder’s adjusted tax basis in the warrant or pre-funded warrant (i.e., generally the portion of the U.S. Holder’s purchase price that is allocated to the warrant or pre-funded warrant, as described above, under “— Allocation of Purchase Price”) and the exercise price of such warrant or pre-funded warrant. In the case of an exercise of a warrant or pre-funded warrant for cash, it is unclear whether a U.S. Holder’s holding period for the common stock received will commence on the date of exercise of the warrant or pre-funded warrant or the day following the date of exercise of the warrant or pre-funded warrant.
The tax consequences of a cashless exercise of a warrant or pre-funded warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or, if it is treated as a realization event, because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the common stock received would generally equal the holder’s adjusted tax basis in the warrant or pre-funded warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the common stock received would commence on the date of exercise of the warrant or pre-funded warrant or the day following the date of exercise of the warrant or pre-funded warrant; however, in either case, the holding period would not include the period during which the U.S. Holder held the warrant or pre-funded warrant. If, however, the cashless exercise were treated as a recapitalization, the holding period of our common stock received would include the holding period of the warrant or pre-funded warrant.
It is also possible that a cashless exercise could be treated in whole or in part as a taxable exchange in which gain or loss would be recognized. For example, a portion of the warrants and pre-funded warrants to be exercised on a cashless basis could, for U.S. federal income tax purposes, be deemed to have been surrendered in payment of the exercise price of the remaining portion of such warrants and pre-funded warrants, which would be deemed to be exercised. In such event, a U.S. Holder could be deemed to have surrendered a number of warrants and pre-funded warrants having an aggregate fair market value equal to the exercise price for the total number of warrants and pre-funded warrants deemed exercised. The U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants and pre-funded warrants deemed surrendered and the U.S. Holder’s tax basis in such warrants and pre-funded warrants. Such gain or loss would be long-term or short-term depending on the U.S. Holder’s holding period in the warrants and pre-funded warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common stock received would equal the sum of the U.S. Holder’s adjusted tax basis in the warrants and pre-funded warrants deemed exercised (i.e., generally the portion of the U.S. Holder’s purchase price that is allocated to such warrants and pre-funded warrants, as described above, under “—Allocation of Purchase Price”) and the exercise price of such warrants and pre-funded warrants. It is unclear whether a U.S. Holder’s holding period for the common stock would commence on the date of exercise of the warrant or pre-funded warrant or the day following the date of exercise of the warrant or pre-funded warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant or pre-funded warrant.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders are urged to consult with their tax advisors regarding the tax consequences of a cashless exercise.
Expiration of Our Warrant or Pre-funded Warrant
If a warrant or pre-funded warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s adjusted tax basis in the warrant or pre-funded warrant (i.e., generally the portion of the U.S. Holder’s purchase price that is allocated to such warrant or pre-funded warrant, as described above, under “— Allocation of Purchase Price”). Such loss will generally be treated as long-term capital loss if the warrant or pre-funded warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. The deductibility of capital losses is subject to certain limitations.
Possible Constructive Distribution with Respect to Our Warrant or Pre-funded Warrant
The terms of each warrant or pre-funded warrant provide for an adjustment to the number of shares of our common stock for which the warrant or pre-funded warrant may be exercised or to the exercise price of the warrant or pre-funded warrant in certain events, as discussed in this prospectus supplement under the section entitled “Description of Securities We Are Offering”. An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a U.S. Holder of warrants and pre-funded warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants and pre-funded warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of our common stock, or as a result of the issuance of a stock dividend to holders of our common stock, in each case which is taxable to such holders as a distribution. In addition, the failure to provide for an adjustment (or to adequately adjust) to prevent dilution may also result in a constructive distribution. Any constructive distribution received by a U.S. Holder would be subject to tax in the same manner as if such U.S. Holder received a cash distribution (as described above under “U.S. Holders — Distribution with Respect to Our Common Stock”) from us equal to the fair market value of such increased proportionate interest. Generally, a U.S. Holder’s adjusted tax basis in its warrant or pre-funded warrant would be increased to the extent any such constructive distribution is treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants and pre-funded warrants not exempt from information reporting. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions, and withholding obligations with respect thereto, are determined.
Information Reporting and Backup Withholding
Dividend payments or other distributions with respect to our securities paid, and constructive dividends with respect to a warrant or pre-funded warrant deemed paid, in each case to a U.S. Holder and proceeds from the sale, exchange or other taxable disposition of our common stock and warrants and pre-funded warrants by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient and certifies to such exempt status. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn). Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S. Holders
Distributions with Respect to Our Common Stock
We do not anticipate declaring or paying cash dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “Non-U.S. Holders — Sale or Other Taxable Disposition of Securities.” In the event we make distributions of cash or property on our common stock and Holders of the warrants pre-funded warrants receive corresponding distributions, while not clear, a Non-U.S. Holder of the warrants pre-funded warrants may be subject to the same treatment in respect of such distributions.
Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption from withholding, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Exercise or Expiration of Our Warrant or Pre-funded Warrant
The characterization for U.S. federal income tax purposes of the exercise of warrants pre-funded warrants held by a non-U.S. Holder generally will correspond to the characterization described under “U.S. Holders — Exercise of Our Warrant or Pre-funded Warrant.” To the extent a cashless exercise results in a taxable exchange, the tax consequences to the Non-U.S. Holder generally would be similar to those described below in “Non-U.S. Holders — Sale or Other Taxable Disposition of Our Securities.”
If a Non-U.S. Holder allows a warrant or pre-funded warrant to expire unexercised, such non-U.S. Holder will recognize a capital loss in an amount equal to such holder’s tax basis in the warrant or pre-funded warrant. See “U.S. Holders — Expiration of Our Warrant or Pre-funded Warrant” above.
Sale or Other Taxable Disposition of Our Securities
A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our securities unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our securities constitute a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our securities, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our securities by a Non-U.S. Holder will not be subject to U.S. federal income tax if our securities is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our security throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Possible Constructive Distribution with Respect to Our Warrant pr Pre-funded Warrant
The terms of each warrant or pre-funded warrant provide for an adjustment to the number of shares of our common stock for which the warrant or pre-funded warrant may be exercised or to the exercise price of the warrant or pre-funded warrant in certain events, as discussed in the section of this prospectus supplement captioned “Description of Securities We Are Offering.” An adjustment which has the effect of preventing dilution is generally not a taxable event. Nevertheless, a Non-U.S. Holder of warrants and pre-funded warrants may be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of our common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrants and pre-funded warrants), including as a result of a distribution of cash or other property, such as other securities, to the holders of our common stock, or as a result of the issuance of a stock dividend to holders of our common stock, in each case which is taxable to such holders of such shares as a distribution. In addition, the failure to provide for an adjustment (or to adequately adjust) to prevent dilution may also result in a constructive distribution. Any constructive distribution received by a Non-U.S. Holder would be subject to U.S. federal income tax (including any applicable withholding) in the same manner as if such Non-U.S. Holder received a cash distribution (as described above under “Non-U.S. Holders — Distribution with Respect to Our Common Stock”) from us equal to the fair market value of such increased proportionate interest. It is possible that any withholding tax on such a constructive distribution might be satisfied by us or the applicable withholding agent from other distributions to the Non-U.S. Holder, or from proceeds subsequently paid or credited to such holder. Generally, a Non-U.S. Holder’s adjusted tax basis in its warrant or pre-funded warrant would be increased to the extent any such constructive distribution is treated as a dividend. For certain informational reporting purposes, we are required to determine the date and amount of any such constructive distributions and publicly report such information or report such information to the IRS and holders of warrants and pre-funded warrants not exempt from information reporting. Proposed U.S. Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions, and withholding obligations with respect thereto, are determined.
Information Reporting and Backup Withholding
Payments of dividends or other distributions on our securities (including any constructive dividends with respect to warrants and pre-funded warrants described in “Non-U.S. Holders — Constructive Dividends on Warrants” above) will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions (including constructive distributions) on our securities paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our securities within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including constructive dividends) on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our securities paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including constructive dividends) on our securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our securities.

DESCRIPTION OF SECURITIES WE ARE OFFERING
Common Stock
We are offering shares of our common stock in this offering. See “Description of Capital Stock” in our prospectus for more information regarding our shares of common stock.
Warrants
The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.
Duration and Exercise Price
Each warrant offered hereby has an initial exercise price per share equal to $     . The warrants are immediately exercisable and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
A holder of a warrant will not be entitled to exercise any portion of such warrant that, upon giving effect to such exercise, (i) to the extent the holder immediately prior to the date of issuance of the warrants beneficially owns an amount less than 10.00% of the number of shares of our common stock outstanding at such time, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 4.99% (or 9.99% at the election of the holder) of the total number of then issued and outstanding shares of common stock or (ii) to the extent the holder immediately prior to the date of issuance of the warrants beneficially owns an amount equal to or greater than 10.00% of the number of shares of our common stock outstanding at such time, would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 19.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership, in each case of (i) and (ii), is determined in accordance with the terms of the warrant and subject to such holder’s rights under the warrant to increase or decrease the applicable percentage to any other percentage upon at least 61 days’ prior notice from such holder to us.
Cashless Exercise
If, at the time a holder exercises its warrants, a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the warrants.

Fundamental Transaction
In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive, upon exercise of the warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the warrants. In the event of a fundamental transaction, the holders of the warrants shall be entitled to receive from the company or any successor entity, as of the date of consummation of the fundamental transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrants, that is being offered and paid to the holders of common stock of the company in connection with the fundamental transaction, whether that consideration be in the form of cash, stock, or any combination thereof, or whether the holders of common stock are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction, as described in the warrants.
Transferability
Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the warrants on any securities exchange or nationally recognized trading system. We do not intend to list the warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.
Right as a Shareholder
Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.
Warrant Agent
Equiniti Trust Company, LLC will initially serve as the warrant agent under the warrants. Pursuant to a warrant agency agreement between us and Equiniti Trust Company, N.A., as warrant agent, the warrants will be issued in book-entry form and shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.
Pre-funded warrants
The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.
Duration and Exercise Price
Each warrant offered hereby has an initial exercise price per share equal to $ . The pre-funded warrants are immediately exercisable and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.
Exercisability
The pre-funded pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.
A holder of a pre-funded warrant will not be entitled to exercise any portion of such pre-funded warrant that, upon giving effect to such exercise would cause the aggregate number of shares of our common stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 19.99% of the total number of then issued and outstanding shares of common stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant.
Cashless Exercise
If, at the time a holder exercises its pre-funded pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded pre-funded warrants.
Fundamental Transaction
In the event of a fundamental transaction, as described in the pre-funded pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of 50% or more of our outstanding common stock, or any person or group becoming the beneficial owner of 50% or more of the voting power represented by our outstanding common stock, the holders of the pre-funded pre-funded warrants will be entitled to receive, upon exercise of the pre-funded pre-funded warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the pre-funded pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded pre-funded warrants.
Transferability
Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).
Exchange Listing
There is no trading market available for the pre-funded pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system.
Right as a Shareholder
Except as otherwise provided in the pre-funded pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded pre-funded warrants.
Warrant Agent
The Company will initially serve as the warrant agent under the pre-funded warrants.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement, dated            , 2024, between us and Guggenheim Securities, LLC, as underwriter, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the entire number of shares of common stock pre-funded warrants and warrants offered by this prospectus supplement.
The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock, pre-funded warrants and warrants if any of them are purchased. We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.
The underwriter has advised us that, following the completion of this offering, its currently intends to make a market in the common stock, pre-funded warrants and warrants as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice, in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, pre-funded warrants or warrants, your ability to sell any of the common stock, pre-funded warrants and warrants held by you at a particular time or that the prices that you receive when you sell will be favorable.
The underwriter is offering the shares of common stock, pre-funded warrants and warrants subject to its acceptance of the shares of common stock, pre-funded warrants and warrants from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
The underwriter has advised us that it proposes to offer the shares of common stock (or pre-funded warrant) and warrants to the public at the combined public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at a price less a concession not in excess of $         per share of common stock (or pre-funded warrant) or per warrant. After the offering, the combined public offering price, concession and reallowance to dealers may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to          additional shares of common stock and/or warrants and/or pre-funded warrants to purchase our common stock at the combined public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase the additional shares of common stock and/or warrant and/or pre-funded warrants to purchase shares of common stock.
The following table shows the combined public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds to us, before expenses, in connection with this offering.
	Per Share and Accompanying Warrant	Per Pre-funded Warrant and Accompanying Warrant	Total
Combined Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us, before expenses	$	$	$
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above and excluding any proceeds we may receive upon exercise of the warrants sold in this offering, will be approximately $385,000. We have also agreed to reimburse the underwriter for certain of its expenses in an amount not to exceed $150,000.
Listing
Our common stock is listed on The Nasdaq Capital Market under the trading symbol “DTIL”. We do not intend to list the warrants or the pre-funded warrants on the Nasdaq Capital Market or any securities exchange or nationally recognized trading system. The warrants will be issued in book-entry form pursuant to a warrant agreement that we will enter into with the investors or Equiniti Trust Company, LLC, as warrant agent. The Company will initially serve as the warrant agent under the pre-funded warrants.
No Sales of Similar Securities
We have agreed that, subject to certain exceptions, we will not (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with, or submit to, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, (2) enter into any swap, hedging or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities, whether any such transaction described in clause (1) or (2) above is settled by delivery of common stock or such other securities, in cash or otherwise, (3) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding shares of our common stock or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of Guggenheim Securities, LLC for a period of 90 days after the date of this prospectus supplement.
The restrictions described in the immediately preceding paragraph do not apply to us with respect to:
A.
shares of common stock to be sold pursuant to the underwriting agreement;

B.
shares of common stock issued upon the exercise of options granted under our stock incentive plans as described elsewhere in this prospectus supplement;

C.
shares of common stock issued upon the exercise of warrants outstanding at the execution of the underwriting agreement as described elsewhere in this prospectus supplement;

D.
any options and other awards granted under any of our employee stock option plan, stock ownership plan or dividend reinvestment plan as described elsewhere in this prospectus supplement;

E.
filing of any registration statement on Form S-8 or a successor form relating to shares of our common stock related to any employee stock options plan as described elsewhere in this prospectus supplement; and

F.
shares of our common stock or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or licensing agreements) or any acquisition of assets of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of the shares issued pursuant to this clause (F) shall not exceed more than ten percent (10%) of the total number of outstanding shares of our common stock immediately following the issuance and sale of our shares of common stock pursuant to the underwriting agreement and (y) the recipient of any such shares of our common stock or securities issued pursuant to clauses (B), (C), (D) and (F) above during the restricted period shall enter into a substantially similar lock-up agreement.

Our officers and directors have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 90 days after the date of this prospectus, may not, without the prior written consent of Guggenheim Securities, LLC (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, or (4) publicly disclose the intention to do any of the foregoing.
The restrictions described in the immediately preceding paragraph do not apply with respect to:
A.
transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock as a bona fide gift or gifts or for bona fide estate planning purposes, including without limitation transfers to charitable organizations;

B.
transfers or distributions of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock to (a) limited partners, members, stockholders or holders of similar equity interests in the stockholder or (b) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the stockholder, including without limitation any general partner, limited partner, managing member, manager, member, employee, officer or director of such entity or any trust for the benefit of any of the foregoing or any affiliate of the foregoing, or to any investment fund or other entity controlled or managed by the stockholder or their affiliates;

C.
transactions relating to shares of our common stock or other securities acquired in this offering or open market transactions after completion of this offering, provided that no public disclosure or filing under Section 16(a) of the Exchange Act will be required or will be voluntarily made during the restricted period in connection with subsequent sales of common stock or other securities acquired in this offering or such open market transactions during the restricted period;

D.
(i) transfers or dispositions of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock by will or intestacy or (ii) to any immediate family member of the stockholder or to a trust whose beneficiaries consist exclusively of one or more of the stockholder and/or an immediate family member of the stockholder;

E.
transfers of shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock pursuant to a domestic order or negotiated divorce settlement, provided that any required filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and no other public announcement shall be made voluntarily in connection with such transfer or disposition during the restricted period, and provided further that in the case of a negotiated divorce settlement, such transferee agrees to be bound by the restrictions on transfer set forth in the lock-up agreement;

F.
the exercise of a warrant or the exercise of a stock option granted under a stock incentive plan for shares of our common stock as described in this prospectus supplement, provided that the underlying common stock received by shall continue to be subject to the restrictions on transfer set forth in the underwriting agreement; and provided further that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made during the restricted period, and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such conversion or exercise, that no common stock was sold by the reporting person and that common stock so received is subject to the underwriting agreement;
G.
transfers or dispositions of restricted stock units to us pursuant to contractual arrangements in effect as of the date of the underwriting agreement and as described in this prospectus supplement that provides for the repurchase of the common stock in connection with the termination of services to us; provided, no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock shall be required or shall be voluntarily made during the restricted period, and, if the stockholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of common stock during the restricted period, such report shall clearly indicate in the footnotes thereto that the filing relates to the termination of employment or other services;

H.
the disposition of shares of our common stock to, or the withholding of shares of our common stock by, us, or sales or disposition of common stock in the open market, in each case solely in connection with the payment of taxes due with respect to the vesting of restricted stock units granted under a stock incentive plan or pursuant to a contractual employment arrangement, insofar as such restricted stock units as disclosed in writing to the representative prior to the date hereof and, in each case, are outstanding as of the date of this prospectus; and provided further that no filing under Section 16(a) of the Exchange Act or other public filing, report or announcement shall be voluntarily made during the restricted period, and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to such disposition relates to the payment of taxes due with respect to such vesting of restricted stock units;

I.
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of shares of our common stock, provided that (a) such plan does not provide for the transfer of common stock during the restricted period and (b) the entry into such plan is not publicly disclosed, included in any filings under the Exchange Act, during the restricted period;

J.
pursuant to a bona fide third party tender offer for all outstanding shares of our common stock, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a change of control (including, without limitation, the entering into of any lock-up, voting or similar agreement pursuant to which we may agree to transfer, sell, tender or otherwise dispose of common stock or other such securities in connection with such transaction, or vote any common stock or other such securities in favor of any such transaction), provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such securities held by us shall remain subject to the provisions of the underwriting agreement; and

K.
for certain officers, pursuant to a 10b5-1 Plan; provided that such 10b5-1 Plan was established prior to the execution of the lock-up agreement, the existence and details of such 10b5-1 Plan were communicated to the underwriter and such 10b5-1 Plan will not be amended or otherwise modified during the restricted period; provided, further, that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such section and the related rules and regulations, that such transfer was pursuant to a 10b5-1 Plan.

Provided that in the case of any transfer or distribution pursuant to clauses (A), (B) or (D), each donee or distributee shall execute and deliver to the representative a lock-up agreement containing the provisions outlined above; and provided, further, that in the case of any transfer or distribution pursuant to clauses (A), (B) or (D)(ii), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the restricted period referred to above); and provided further, in the case of clauses (B) and (D)(ii), any such transfer shall not involve a disposition for value. For purposes of clause (J) above, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us or our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 50% of the total voting power of our voting share capital.
Guggenheim Securities, LLC may, in its sole discretion, and at any time or from time to time before the termination of the 90-day period, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements providing consent to the sale of shares prior to the expiration of the lock-up period between the underwriter and any of our stockholders who will execute a lock-up agreement.
Stabilization
The underwriter has advised us that it, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended, may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock and warrants at a level above that which might otherwise prevail in the open market.
A stabilizing bid is a bid for the purchase of shares of common stock or warrants on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock or warrants. A syndicate covering transaction is the bid for or the purchase of shares of common stock or warrants on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or warrants or preventing or retarding a decline in the market price of our common stock or warrants. As a result, the price of our common stock or warrants may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the common stock or warrants originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.
Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock or warrants. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
The underwriter may also engage in passive market making transactions in our common stock or warrants on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock or warrants in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock or warrants for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriter’s web site and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.
Other Activities and Relationships
The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock and warrants offered hereby. Any such short positions could adversely affect future trading prices of the common stock and warrants offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Disclaimers About Non-U.S. Jurisdictions
Canada
(A) Resale Restrictions
The distribution of shares of common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the shares of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the shares of common stock.
(B) Representations of Canadian Purchasers
By purchasing shares of our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:
•
the purchaser is entitled under applicable provincial securities laws to purchase the shares of our common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106-Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable,

•
the purchaser is a “permitted client” as defined in National Instrument 31-103-Registration Requirements, Exemptions and Ongoing Registrant Obligations,

•
where required by law, the purchaser is purchasing as principal and not as agent, and

•
the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest
Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105-Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
(E) Enforcement of Legal Rights
All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.
(F) Taxation and Eligibility for Investment
Canadian purchasers of shares of common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in the shares of our common stock in their particular circumstances and about the eligibility of the shares of our common stock for investment by the purchaser under relevant Canadian legislation.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant State at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
No shares of our common stock have been offered or sold, and no shares of our common stock may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) , and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares of our common stock has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares of our common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the shares of our common stock may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares of our common stock will be required, and is deemed by the acquisition of the shares of our common stock, to confirm that he is aware of the restriction on offers of the shares of our common stock described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any shares of our common stock in circumstances that contravene any such restrictions.
United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

LEGAL MATTERS
The validity of the shares of our common stock, pre-funded warrants and warrants offered hereby will be passed upon for us by Latham & Watkins LLP. Certain legal matters will be passed upon for the underwriter by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.

EXPERTS
The financial statements of Precision BioSciences, Inc. as of and for the year ended December 31, 2022, incorporated by reference in this prospectus supplement by reference to Precision BioSciences, Inc.’s annual report on Form 10-K for the year ended December 31, 2022, has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.
Our website address is www.precisionbiosciences.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information in this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus supplement incorporates by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2023, including portions of our definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 23, 2023 in connection with our 2023 annual meeting of stockholders.

•
Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, filed with the SEC on May 9, 2023, August 4, 2023 and November 7, 2023, respectively.

•
Our Current Reports on Form 8-K or 8-K/A, filed with the SEC on January 9, 2023 (Item 8.01 only), February 24, 2023 (Item 5.02 only), April 28, 2023, May 9, 2023 (Item 5.07 only), May 31, 2023 (Item 8.01 only), July 6, 2023, August 16, 2023 (Items 1.01 and 2.01 only), as amended by that 8-K/A on August 21, 2023, September 7, 2023, September 12, 2023 (Item 8.01 only), October 19, 2023, as amended by that 8-K/A on October 20, 2023, October 25, 2023, December 22, 2023, January 11, 2024 (Item 1.01 and 3.02 only), January 19, 2024, January 23, 2024 and February 13, 2024.

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 19, 2019, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement by writing or telephoning us at the following address:
Precision BioSciences, Inc.
302 East Pettigrew St., Suite A-100
Durham, North Carolina 27701
(919) 314-5512
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

PROSPECTUS
$250,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
We may offer and sell up to $250,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCLUDED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DTIL.” On June 8, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $0.75 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 15, 2023.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $250,000,000 as described in this prospectus. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Precision,” “we,” “our company,” “our,” “us” and the “Company” in this prospectus, we mean Precision BioSciences, Inc. and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
Available Information
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address www.precisionbiosciences.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.
Incorporation by Reference
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents not deemed to be filed):
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 9, 2022 and the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2023.

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 9, 2023.

•
Our Current Reports on Form 8-K, filed with the SEC on January 9, 2023 (Item 8.01 only), February 24, 2023 (excluding information furnished pursuant to Item 7.01), April 28, 2023, May 9, 2023 and May 31, 2023 (Item 8.01 only).

•
The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on March 19, 2019, as updated by “Description of Registrant’s Securities Registered pursuant to Section 12 of the Exchange Act of 1934, as amended” filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Precision BioSciences, Inc.
302 East Pettigrew St., Suite A-100
Durham, North Carolina
(919) 314-5512
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY
We are a clinical stage gene editing company dedicated to improving life. The foundation of ARCUS is a natural homing endonuclease which allows us to replicate precise gene editing as it evolved in nature. ARCUS is designed to be precise in its specificity and versatile in its design for complex edits with gene insertion and gene repair. ARCUS is also unique in its relatively small size which potentially allows delivery to a wider range of cells and tissues using viral and non-viral gene delivery methods.
We believe our CAR T cells are the only allogeneic CAR T cells in human clinical trials made with a single gene editing step designed to specifically avoid the potentially deleterious effects of making multiple edits to T cells. We are simultaneously conducting a Phase 1/2a clinical trial evaluating PBCAR0191, azercabtagene zapreleucel (“azer-cel”), as a potential first-in-class, if approved, allogeneic CD19 CAR T in patients with diffuse large B-cell lymphoma (“DLBCL”) who have relapsed following autologous CAR T therapy. We are also evaluating PBCAR19B in a Phase 1 clinical trial as a potential best-in-class, if approved, CD19-targeting CAR T cell therapy in adult patients with relapsed or refractory (“R/R”), DLBCL.
In vivo gene editing is complex and involves the delivery of ARCUS nucleases directly into a patient’s cells to treat disease at the level of the underlying DNA. We expect the development of in vivo therapies for genetic and infectious diseases to be a significant focus of our operations long-term. We believe these applications are particularly well suited to ARCUS because they require extremely low levels of off-target editing and efficient delivery. As a gene editing tool, we believe ARCUS can be differentiated by unique attributes which are designed for precise, specific, and versatile gene editing.
We were incorporated under the laws of the State of Delaware in January 2006. Our principal executive offices are located at 302 East Pettigrew St., Suite A-100, Durham, North Carolina 27701, and our telephone number is (919) 314-5512. Our website address is www.precisionbiosciences.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. Our common stock is listed on the Nasdaq Global Select Market under the symbol “DTIL.”

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves significant risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our amended and restated certificate of incorporation and our amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information; Incorporation by Reference.”
Authorized Capital Stock
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.000005 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, all of which are undesignated.
Common Stock
Our common stock is listed on the Nasdaq Global Select Market under the symbol “DTIL.”
Voting Rights.   Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast. All other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the meeting by the holders entitled to vote thereon. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.
Rights Upon Liquidation.   In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights.   Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us under this prospectus will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Dividend
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future. We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. In addition, pursuant to our loan and security agreement with Pacific Western Bank, we are prohibited from paying cash dividends without the prior written consent of Pacific Western Bank and future debt instruments may materially restrict our ability to pay dividends on our common stock. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to any restrictions applicable to us contained in any future financing instruments.
Preferred Stock
Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval.

Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock.
Registration Rights
Novartis Registration Rights
On June 14, 2022, we entered into an agreement with Novartis (the “Novartis Agreement”), which became effective on June 15, 2022 (the “Novartis Effective Date”), to collaborate to discover and develop in vivo gene editing products incorporating our custom ARCUS nucleases for the purpose of seeking to research and develop potential treatments for certain diseases. On the Novartis Effective Date, we and Novartis also entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which we have agreed, within the time periods specified in the Registration Rights Agreement, to register the resale of the shares issued to Novartis in connection with the Novartis Agreement on a registration statement to be filed with the SEC. The Registration Rights Agreement contains customary indemnification provisions, and all registration rights terminate in their entirety effective on the first date on which there cease to be any shares eligible for registration pursuant to the Registration Rights Agreement outstanding.
Anti-takeover Provisions
Some provisions of Delaware law and our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.
Undesignated Preferred Stock
The ability of our board of directors, without action by our stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.
Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may be called only by the chairman of our board of directors, our chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.
Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Staggered Board
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes. The directors in each class serve for a three-year term, with one class being elected each year by our stockholders. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This system of electing and removing directors may delay or prevent a change of our management or a change in control of our company and may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of the holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors will be able to elect all of the directors standing for election, if they choose, other than any directors that holders of our convertible preferred stock may be entitled to elect.
Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum to the fullest extent permitted by law, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware or our certificate of incorporation or bylaws or (4) any action asserting a claim governed by the internal affairs doctrine. Under our amended and restated certificate of incorporation, this exclusive forum provision does not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction. For instance, the provision would not apply to actions brought to enforce any liability or duty created by the Exchange Act or the rules and regulations thereunder. Our amended and restated certificate of incorporation also provides that any person or entity holding, purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.
Our amended and restated bylaws provide that, unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to such provision.
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least two-thirds in voting power of the outstanding shares of stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.
The debt securities will be issued under an indenture between us and a trustee to be named in the applicable indenture. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.
As used in this section only, “Precision,” “we,” “our” or “us” refer to Precision BioSciences, Inc., excluding our subsidiaries, unless expressly stated or the context otherwise requires.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal of the securities of the series is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

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if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities;

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any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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the provisions, if any, relating to conversion or exchange of any debt securities of such series, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

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whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.
Certificated Debt Securities.   You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)
You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
Global Debt Securities and Book-Entry System.   Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see “Global Securities.”
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:
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we are the surviving corporation or the successor person (if other than Precision) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)
Events of Default
“Event of Default” means with respect to any series of debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any security of that series at its maturity;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Precision; or

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any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.
We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)
If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
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that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)
Modification and Waiver
We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:
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to cure any ambiguity, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to add guarantees with respect to debt securities of any series or secure debt securities of any series;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

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make the principal of, premium or interest on any debt security payable in currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

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waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.
This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

•
any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Securityholders
None of our past, present or future directors, officers, employees or securityholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities.
However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.
The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.
The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. (Section 10.10)

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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U.S. Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
•
to vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•
exercise any rights as stockholders of Precision.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal of, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain U.S. federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or DTC, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
•
a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless if otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations that are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Global Select Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Precision BioSciences, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$
Common Stock
Pre-funded Warrants to Purchase Shares of Common Stock
Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Guggenheim Securities
           , 2024